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                                                                     Exhibit 5.1
                               BARATTA & GOLDSTEIN
                                ATTORNEYS AT LAW
                                597 FIFTH AVENUE
                              NEW YORK, N.Y. 10017
                                   ----------
JOSEPH P. BARATTA                 (212) 750-9700     FACSIMILE:  (212) 750-8297
HOWARD J. GOLDSTEIN                                  BARAGOLD@COMPUSERVE.COM
   ----------
LOUIS R. AIDALA                                              OF COUNSEL
JOAN PALERMO                                             MARGARET M. STANTON
JOSEPH A. BARATTA*                                         LINDA MARYANOV
                                                         SAMUEL M. GREENFIELD
*  Admitted in NY and NJ


                                                                 June 23, 2003

Calypte Biomedical Corporation
1265 Harbor Bay Parkway
Alameda, CA 95402

                     Re: Registration Statement on Form S-8

Gentlemen:

         We have acted as counsel for Calypte Biomedical Corporation (the "Company"), in connection with the preparation and filing of the Company's Registration statement on Form S-8 under the Securities Act of 1933, as amended, (the "Registration Statement"), relating to 13,000,000 shares (on a post split basis after giving effect to the Company's 1:30 reverse split effective May 28,
2003) of the Company's common stock, $0.03 par value, (the "Common Stock"). Of the Common Stock, 10,000,000 are issuable under the Company's 2000 Equity Incentive Plan, as amended to date (the "Equity Plan"), 2,000,000 are issuable under the Company's 1995 Director's Option Plan, as amended to date (the "Director Plan"), and 1,000,000 are issuable under the Company's 1995 Employee Stock Purchase Plan, as amended to date (the "Incentive Plan", collectively referred to as the "Plans").

         We have examined the Certificate of Incorporation, as amended, and the By-Laws of the Company and all amendments thereto, the Registration Statement and originals, or copies certified to our satisfaction, of such records and meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company. We have relied upon representations contained in Officers` Certificates and Board Resolutions, and such other documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

         Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered, issued and sold, (ii) the Shares to be sold are issued in accordance with the terms of the Plans, (iii) the Company receives the full consideration for the Shares as stated in the Plans,
(iv) the per share consideration for each Share includes payment of cash or other lawful consideration at least equal to the par value of the Company's common stock and is deemed to be fair and reasonable consideration, and (v) all applicable securities laws are complied with, it is our opinion that when issued and sold by the Company, after payment therefore in the manner provided in the agreements which accompany the applicable Plans, the Shares will be validly issued, fully paid and nonassessable.



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         This opinion is rendered to you in connection with the Registration
Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion

         Further, we consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,
                                                     Baratta & Goldstein


                                                      /s/ JOSEPH P. BARATTA
                                                     --------------------------
                                                      Joseph P. Baratta, Esq.

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